EXHIBIT 10

            WASATCH PACIFIC, INC./BALLARD REAL ESTATE HOLDINGS, INC.

                                OPTION AGREEMENT


               AGREEMENT made effective August 1, 1996, by and between WASATCH PACIFIC, INC., a Utah corporation ("Buyer") and BALLARD REAL ESTATE HOLDINGS, INC., a Utah corporation ("Seller").

               THE PARTIES agree as follows:

                1. GRANT OF OPTION. Seller hereby grants to Buyer an option to purchase approximately 18.67 acres of property located in Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian between 12300 South and Pilot Drive and west of Lone Peak Parkway in Draper, Salt Lake County, Utah (the "Property"), together with eighteen (18) shares of water in East Jordan Irrigation Company (the "Water Shares"). A sketch of the Property is set forth in Exhibit A, attached to and made a part of this Agreement by reference. A final legal description of the Property will be prepared prior to closing, based upon a certified survey to be obtained, at Buyer's cost. See Section 4 below.

                2. OPTION CONSIDERATION/TERM. Contemporaneously with the parties' execution of this Agreement, Buyer is paying to Seller the sum of $5,000, as option consideration for an option term of thirty (30) days, i.e., the option term will expire at 5:00 p.m. September 2, 1996. However, the option term may be extended, only for the respective additional periods shown in column (b) of the table below, provided Buyer pays and delivers to Seller the respective additional option consideration sums (in cash or certified funds or personal check) shown in column (a) before the expiration of the respective termination dates indicated:

                          (a)                        (b)

                If $10,000 is received      Then the option term
                by Seller from Buyer        will be extended for an
                before 5:00 p.m.            additional thirty (30)
                September 2, 1996,          days to 5:00 p.m.
                                            October 2, 1996.

                If $10,000 is received      Then the option term
                by Seller from Buyer        will be extended for an
                before 5:00 p.m.            additional thirty (30)
                October 2, 1996,            days to 5:00 p.m.
                                            November 1, 1996.

                If $10,000 is received      Then the option term
                by Seller from Buyer        will be extended for an
                before 5:00 p.m.            additional thirty (30)
                November 1, 1996,           days to 5:00 p.m.
                                            December 2, 1996.

                If $10,000 is received      Then the option term
                by Seller from Buyer        will be extended for an
                before 5:00 p.m.            additional thirty (30)
                December 2, 1996,           days to 5:00 p.m.
                                            January 2, 1997.

                If 10,000 is received       Then the option term
                by Seller from Buyer        will be extended for an
                before 5:00 p.m.            additional thirty (30)
                January 2, 1997,            days to 5:00 p.m.
                                            February 3, 1997.

               Seller will not grant any extensions over and above those shown above. The above payment schedule and dates must be complied with strictly. If Seller does not receive any given payment of additional option consideration (in cash or certified funds or personal check) by the applicable termination date shown above, then this Agreement and the option granted herein shall terminate automatically and completely as of the termination date granted for the most recent payment of option consideration, shown in column (b), without the requirement of any notice or opportunity to cure being given to Buyer.

               All of the option consideration paid or to be paid by Buyer to Seller shall constitute NONREFUNDABLE consideration for Seller's willingness to enter into this Agreement and remove the Property and the Water Shares from the market during the option term. These sums shall be retained by Seller under any circumstances.

               All sums payable to Seller under this Agreement shall be paid in cash or certified funds or personal check and shall be paid to the following:

                       Ballard Real Estate Holdings, Inc.
                             12050 Lone Peak Parkway
                               Draper, Utah 84020
                    Attention:  Paul W. Hess, General Counsel

                3.  EXERCISE/CLOSING DATE.

                    (a) If Buyer decides to purchase the Property and the Water Shares, Buyer must exercise its option hereunder by delivering to Seller during the initial or any extended option term (as shown in the table in Section 2 above) a written notice advising Seller that Buyer is exercising its option hereunder to purchase the Property and the Water Shares (the "Exercise Notice"). Closing of the purchase and sale of the Property and the Water Shares must then occur within twenty (20) calendar days after Buyer gives the Exercise Notice.

                    (b) If Seller does not receive the Exercise Notice strictly when and as required herein, then this Agreement and the option granted herein shall terminate automatically and completely as of the termination date granted for the most recent payment of option consideration, shown in column (b) of Section 2 above, without the requirement of any notice or opportunity to cure being given to Buyer.

                    (c) If closing does not occur within the 20-day period specified in paragraph (a) above, then this Agreement and the option granted herein shall be automatically and completely terminated as of the tenth day following Buyer's giving of the Exercise Notice, without the requirement of any notice or opportunity to cure being given to Buyer. PROVIDED, HOWEVER, that if closing is delayed (i) by Seller; or (ii) because of title problems with or encumbrances against the Property through the fault of Seller arising subsequent to the effective date of this Agreement, then closing will be delayed until Seller cures such delay or title problems.

                4.  PURCHASE PRICE/PAYMENT.

                    (a) The purchase price of the Property and the Water Shares shall be determined by multiplying the total number of acres included in the Property by $200,000 per acre. In determining the acreage of the Property for purposes of computation of the purchase price therefor there shall be excluded any strips or other parts of the Property that may be included within the boundary lines of any dedicated street or highway, but there shall not be excluded, and the purchase price of the Property shall not be reduced by reason of, any strips or other parts of the Property that may be included within and/or burdened by any other streets, roadways, rights-of-way, easements, and/or encroachment areas.

                    (b) The acreage of the Property (exclusive of the strips or parts referred to above) shall be determined, to at least two decimal places, via a boundary survey (from a reputable engineering firm) to be arranged for and furnished by Buyer to Seller within 45 days after the effective date of this Agreement. Buyer shall cause the corners of the Property to be staked on the ground in connection with such boundary survey. The cost of such survey shall be borne by Buyer. Buyer shall promptly provide a copy of the survey to Seller.

                    (c)  Based   upon  acreage  of  18.67  acres,  the
          purchase price would be $3,734,000.

                5.  PAYMENT.   The  purchase  price shall  be paid  as
          follows:

                    (a)  Buyer   shall   receive  credit   toward  the
          purchase price for all option consideration paid hereunder by Buyer; and

                    (b) The balance of the purchase price shall be paid in cash or certified funds at closing, as adjusted by prorations, credits, and closing costs required by other provisions of this Agreement to be taken into account.

                6. TITLE REPORT. Within twenty (20) days after Seller receives the survey under Section 4(b) above, Seller will provide to Buyer a commitment for title insurance from Metro National Title Company or another title company acceptable to both parties (the "Title Company"), covering the Property, naming Buyer as the proposed insured, and contemplating the issuance of an owner's title policy in the amount of the purchase price hereunder (the "Title Report").

                7.  CLOSING.  Closing of  the purchase and sale herein
          shall  occur  at  the offices  of  the  Title  Company.   At
          closing:

                    (a) Seller shall execute and deliver to Buyer a Warranty Deed substantially in the form of the deed attached hereto as Exhibit B and made a part of this Agreement by reference (the "Warranty Deed").

                    (b)  Buyer  shall  deliver   to  Seller  cash   or
          certified funds  in the amount  and as specified  in Section
          5(b) above.

                    (c)  Seller  shall  deliver   possession  of   the
          Property to Buyer.

                    (d) Seller shall provide to Buyer, at Seller's cost, a standard owner's ALTA title insurance policy in the amount of the purchase price, said policy to contain standard exceptions and all exceptions shown in the Title Report. Buyer may request and pay for extended coverage.

                    (e)  The  parties  will execute  and  cause  to be
          recorded at the Salt Lake County Recorder's Office a Declaration of Covenants, Conditions, and Restrictions (the "CC&Rs") against the Property. The CC&Rs will provide, among other things, the following use restriction:

               No portion of the Property shall be used for any purpose that is not permissible as regards such portion under then-applicable zoning ordinances of the governmental authority having jurisdiction. In addition, no portion of the Property shall be used for any of the following purposes, whether or not permissible under applicable zoning
               ordinances:        (a)   residential    use;   (b)
               sandblasting; (c) animal kennels, stockyards, feed yards, or slaughter of animals; (d) cemetery; (e) correctional institution or prison; (f) amusement enterprises; (g) milling or smelting of ore; (h) manufacturing of cement, lime, gypsum, rock wool, or plaster of paris; (i) garbage dumps or dead animal reduction; or (j) refining of petroleum or crank case oil.

                    (f) Seller shall endorse and deliver to Buyer certificates for the Water Shares.

                8. PROPERTY TAXES. General property taxes (at the "Greenbelt" rate, i.e., based upon the Property's value for agricultural use), for 1996 or 1997, whichever is the year of closing, shall be prorated between the parties as of the closing date. However, Buyer agrees to pay 50% of all rollback taxes owed as a result of the change in use of the Property to a use other than agricultural. Seller will pay the other 50%.

                9.  CLOSING COSTS.   Seller  and Buyer shall  each pay
          one-half of the escrow closing fee. The parties shall pay their own attorneys' fees and costs.

               10. DEVELOPMENT PLANS. During the option term (a) Seller will cooperate with any reasonable development plan and application for rezoning Buyer wishes to submit to Draper City, provided Seller approves of Buyer's proposed development plan; and (b) Seller will also sign on any and all preliminary or final plats as reasonably requested by Buyer for applications with Draper City, provided such plats are consistent with approvals given by Seller.

               11.  POSSESSION AND USE.  Buyer shall not in any manner
          whatsoever use, occupy, possess, excavate on, or conduct any construction or development activities on the Property unless and until the closing has occurred under this Agreement. Buyer may, however, prior to the closing enter upon or authorize others to enter upon the Property for the limited purpose of performing soils tests, hazardous substance and environmental tests, surveys, and associated borings or activities as Buyer may deem necessary to facilitate Buyer's intended use of the Property provided the same shall not unreasonably interfere with Seller's use of the Property for agricultural purposes. Buyer shall indemnify and hold harmless Seller's from and against any and all loss or liability that may result from any such entry upon the Property.

               12. "AS IS" SALE. Seller has made and is making no representation, warranty, or agreement relative to the legal or physical characteristics or condition of the Property, relative to the buildings and structures located on the Property, relative to the environmental condition of the Property, relative to the adequacy or suitability of the Property for development or for any particular use, relative to the availability or adequacy of access or utility services as regards the Property, regarding the status of Seller's efforts relating to development or subdivision of the Property or regarding the consequences or propriety of those efforts. Buyer acknowledges that, except as may otherwise be expressly provided in this Agreement, it is purchasing and acquiring the Property, and any other assets, rights, and interests covered by this Agreement "AS IS", without any representation, warranty, or assurance of any kind whatsoever, express or implied, by Seller or by any agent, broker, employee, or other representative of Seller. SELLER'S REPRESENTATIONS, WARRANTIES, AND ASSURANCES TO BUYER IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT ARE STRICTLY LIMITED TO THOSE SET FORTH HEREIN, AND ANY AND ALL IMPLIED WARRANTIES AND ASSURANCES THAT MIGHT OTHERWISE BENEFIT BUYER ARE HEREBY DISCLAIMED BY SELLER AND WAIVED AND RELINQUISHED BY BUYER.

               13.  DEFAULT.  Time is of the essence of this Agreement
          and of each of the provisions hereof. In the event Buyer fails to carry out any of the provisions of this Agreement or to timely perform any of its obligations hereunder, Seller shall have all of the following rights and remedies and shall have the right at its option to pursue any of such rights or remedies or any appropriate combination thereof:
          (a) Seller may terminate all of Seller's obligations under this Agreement and all of Buyer's rights respecting the Property; and/or (b) Seller shall have such other rights or remedies as are available under applicable law.

               14. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all previous written or oral negotiations, commitments, and understandings. No letter, telegram or communication passing between the parties hereto covering any matter during the period of this Agreement, or thereafter, shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties thereto.

               15. EXECUTION BY COUNTERPART/SIGNATURES. This Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one Agreement. Facsimile signatures shall constitute original, binding signatures.

               16.  HEADINGS.   All  headings in  this  Agreement  are
          inserted for convenience of reference and shall not affect its meaning or interpretation.

               17. EXHIBITS. All exhibits annexed to this Agreement and the documents to be delivered at or prior to the closing are expressly made a part of this Agreement as fully as though completely set forth in it. All references to this Agreement, either in the Agreement itself or in any of such writings, shall be deemed to refer to and include this Agreement and all such exhibits and writings.

               18. FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the intent and purposes of this Agreement. In the case of either party's refusal or failure to execute, acknowledge and deliver any document, instrument or conveyance that may be necessary or proper to carry out the provisions of this Agreement, the other party shall have power and authority as an attorney-in-fact for the party so refusing or failing, to execute, acknowledge, and deliver such instrument or conveyance.

               19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable. Any action under this Agreement may be filed and maintained only in state or federal courts located within Salt Lake County, State of Utah, and all parties hereby submit to the jurisdiction of such courts.

               20. SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision or any part hereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

               21. NOTICES. All notices, requests, consents, demands, approvals, and other documents, instruments, and communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given either at the time of delivery if personally delivered, or 5 business days after the time of the postmark if mailed registered or certified mail, return receipt requested, and addressed as follows:

          If to Seller:       Ballard Real Estate Holdings, Inc.
                              12050 Lone Peak Parkway
                              Draper, Utah 84020
                              Attention: Paul W. Hess, General Counsel

          If to Buyer:        Wasatch Pacific, Inc.
                              12433 South Fort Street
                              Draper, Utah 84020
                              Attention:  Terry C. Diehl

          with a copy to:     Brent Small, General Counsel
                              12433 South Fort Street
                              Draper, Utah 84020

               22. SURVIVAL. The covenants, terms, and conditions of this Agreement shall survive the closing of the purchase and sale contemplated herein.

               23. AUTHORITY. Each person executing this Agreement and the related closing documents for a party represents and warrants that (a) he has authority to execute and perform the same for and in behalf of said party; and (b) all necessary action has been taken to approve the transactions contemplated under this Agreement.

               24. LITIGATION EXPENSES. If any action, suit or proceeding is brought by a party hereto with respect to a matter or matters covered by this Agreement, all costs and expenses of the prevailing party incident to such proceeding, including reasonable attorney's fees, shall be paid by the other party.

               25. BROKERS. Buyer represents and warrants that no commission or finder's fee will be owed by Buyer as a result of this purchase and sale and Buyer will indemnify and hold Seller harmless from all claims which may be asserted by any person or entity on account of any alleged sales or agency agreement. Seller represents and warrants that no commission or finder's fee will be owed by Seller as a result of the purchase and sale transaction hereunder, and Seller will indemnify and hold Buyer harmless from all claims which may be asserted by any person or entity on account of an alleged agreement with Seller.

               26.  ASSIGNMENT.   Buyer may  assign  its rights  under
          this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the dates shown below, effective as of the date and year first shown above.

                                   BUYER:
                                   WASATCH PACIFIC, INC.

          Date:  August 1, 1996    By:  Terry C. Diehl, President

                                   SELLER:
                                   BALLARD REAL ESTATE HOLDINGS, INC.

          Date:  August 1, 1996    By:  Dale H. Ballard, President


                                    EXHIBIT A

                                  (Map of area)

                                    EXHIBIT B

               (Attached to and forming part of Option Agreement)

          RECORDED AT THE REQUEST OF:        MAIL TAX NOTICE TO:

          Paul W. Hess, Attorney at Law      Wasatch Pacific, Inc.
          12050 Lone Peak Parkway            12433 South Fort Street
          Draper, Utah 84020                 Draper, Utah 84020

                                  WARRANTY DEED

               BALLARD REAL ESTATE HOLDINGS, INC., a Utah corporation, Grantor, of 12040 Lone Peak Parkway, Draper, Salt Lake County, Utah, hereby conveys and warrants to WASATCH PACIFIC, INC., a Utah corporation, Grantee, of 12433 South Fort Street, Draper, Salt Lake County, Utah, for the sum of ten dollars and other good and valuable consideration, the following described real property located in Salt Lake County, State of Utah:

                               [Legal Description]

                    Contains approximately 18.67 acres

               TOGETHER with all buildings and improvements.


                                   SUBJECT TO

                1. All rollback taxes owed or accrued under the Farmland Assessment Act. U.C.A. Section 59-2-501, et seq.; plus general property taxes for [year of closing] and sub-sequent years.

                2. All easements, restrictions, reservations and rights of way of record or enforceable in law or in equity and all easements or rights of way for railroads, highways, roads, ditches, canals, transmission lines, telephone lines, water, water lines, waterways, gas, cable communication, sewer, drainage, pipelines and all other utility easements now existing over, under, or across said property.

                3. Any reservation of rights by the United States or Utah.

                4. Charges, assessments, terms, conditions and covenants for sewer districts, service areas, conservancy districts, protection districts affecting said properties or any assignments thereof.

                5. Non-utility easements (including without limitation irrigation ditches), restrictions, reservations and rights-of-way of record or which are readily apparent from an examination of the premises.

                6.  Any   liens,    encumbrances,   or   encroachments
          resulting from work performed on the Property by or at the request of Grantee.

                7.  Any  dispute   as  to  any  property  whose  legal
          description  may  overlap  or  be  inconsistent   with  said
          property.

                8. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

                9. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said property or by making inquiry of person or entities in possession thereof.

               10.  Charges and assessments by Draper City.

               11.  Charges and assessments of Draper Irrigation.

               12.  Charges  and  assessments   of  Salt  Lake  County
          Sewerage Improvement District No. 1.

               13. Notice of Adoption of Redevelopment Plan Entitled "West Freeway Neighborhood Development Plan, as Amended," and dated April 16, 1990, recorded May 30, 1990, as Entry No. 4922285, in Book 6224, at Page 1285 of Official Records.

               14.  The   rights  of  parties  in  possession  of  the
          property  under  unrecorded   leases,  rental  or  occupancy
          agreements and any claims thereunder.

               Together   with   all   buildings,  improvements,   and
               appurtenances.

               Dated this [  ] day of [  ], 199[ ].

                                   BALLARD REAL ESTATE HOLDINGS, INC.

          Date:                    By:  [Dale H. Ballard]

          STATE OF UTAH       )
                              :ss
          COUNTY OF SALT LAKE )

               The foregoing  instrument  was acknowledged  before  me
          this   [  ] day  of [  ],  199[ ],  by Dale  H. Ballard,  as
          President of Ballard Real Estate Holdings, Inc., Grantor.

                                   Notary Public